Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees
Delaware Group State Tax-Free Income
Trust

In planning and performing our audit
of the financial statements of the
Delaware Group State Tax-Free Income
Trust (the "Trust") as of and for the
year ended February 28, 2006, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
its internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion on
the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Trust's internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
controls. A company's internal
control over financial reporting is a
process designed to provide
reasonable assurance regarding the
reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. Such internal
control includes policies and
procedures that provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of a
company's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the company's ability to
initiate, authorize, record, process
or report external financial data
reliably in accordance with generally
accepted accounting principles such
that there is more than a remote
likelihood that a misstatement of the
company's annual or interim financial
statements that is more than
inconsequential will not be prevented
or detected. A material weakness is a
significant deficiency, or
combination of significant
deficiencies, that results in more
than a remote likelihood that a
material misstatement of the annual
or interim financial statements will
not be prevented or detected.

Our consideration of the Trust's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be significant deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Trust's internal
control over financial reporting and
its operation, including controls for
safeguarding securities, that we
consider to be a material weakness as
defined above as of February 28,
2006.

This report is intended solely for
the information and use of management
and the Board of Trustees of the
Trust and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.


	Ernst & Young LLP

Philadelphia, Pennsylvania
April 10, 2006